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                                                                    EXHIBIT 23.4

                [LETTERHEAD OF GAFFNEY, CLINE & ASSOCIATES LTD]

10 March, 2000

The Directors, Independent Energy Holdings plc
Dominion Court
43 Station Road
Solihull, West Midlands
B91 3RT

Dear Sirs,

     RE: CONSENT OF GAFFNEY, CLINE & ASSOCIATES LTD.

     We hereby consent to the incorporation by reference and to the use of our report "Proved Gas Reserves Net to Independent Energy (UK) Limited at 30th June, 1999" as under headings "Natural Gas Reserves" and "Experts" in the Registration Statement on Form F-3.

                                        Yours sincerely,

                                        GAFFNEY, CLINE & ASSOCIATES LTD.

                                        /s/ WILLIAM B. CLINE
                                        --------------------------------
                                        William B. Cline
                                        Senior Partner and Director

Blacknest, Alton, England
10 March, 2000